Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Griffin Capital Essential Asset REIT, Inc.’s Registration Statement No. 333-195765 on Form S-3D of our report dated March 6, 2015, relating to the consolidated financial statements and financial statement schedule of Signature Office REIT, Inc. and subsidiaries, appearing in the Current Report on Form 8-K/A of Griffin Capital Essential Asset REIT, Inc. dated August 26, 2015.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
August 25, 2015